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                                         ALPHA INDUSTRIES, INC. AND SUBSIDIARIES



                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT



Name                                         Jurisdiction Of Incorporation
----                                         -----------------------------

Alpha Industries Limited                                England

Alpha Industries GmbH                                   Germany

Alpha Securities Corporation                            Massachusetts

CFP Holding Company, Inc.                               Washington

Trans-Tech, Inc.                                        Maryland

Trans-Tech Europe SARL                                  France

Alpha FSC, Inc.                                         Barbados